UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2005

Micrus Endovascular Corporation

(Exact name of registrant as specified in its charter)

000-51323
(Commission File Number)

Delaware	93-3409596
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

610 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)

(408) 830-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Micrus Endovascular Corporation Intercompany Agreements

     On July 18, 2005, Micrus Endovascular Corporation (the “Company”) and its wholly owned subsidiary Micrus Endovascular SA, a corporation organized under the laws of Switzerland (“Micrus International”), entered into a License Agreement (the “License Agreement”), a Contract Manufacturing Agreement (the “Manufacturing Agreement”), a Agreement for Sharing Development Costs (the “Cost Sharing Agreement”) and a Support Services Agreement (the “Support Services Agreement”), which were all effective as of July 1, 2005.

     Pursuant to the License Agreement, the Company grants to Micrus International a non-exclusive perpetual worldwide license to use certain licensed technology of the Company including brand rights, patent rights or other technical information of the Company (the “Technology”) or to make or have made products that use or incorporate the Technology. The License Agreement will have an initial term of one year, which will end upon July 1, 2006. The License Agreement shall continue thereafter unless terminated by either party with at least 60 days’ notice.

     Pursuant to the Manufacturing Agreement, the Company will provide services relating to production, supply or shipment of medical devices and related products to Micrus International. The Manufacturing Agreement will also have an initial term of one year ending upon July 1, 2006. The Manufacturing Agreement shall continue thereafter unless terminated by either party with at least 60 days’ notice.

     The Cost Sharing Agreement provides that the Company and Micrus International share the costs associated with the refinement and exploitation of the Technology under the License Agreement, in order to maximize the benefit to both parties. The Cost Sharing Agreement will also have an initial term of one year, which will end upon July 1, 2006. The Cost Sharing Agreement shall continue thereafter unless terminated by either party with at least 60 days’ notice

     The Support Services Agreement will allow the Company and Micrus International to perform support services for each other as needed, including, without limitation, such services as logistical support, financial oversight, accounting assistance, personnel services, and such other general and administrative services as required. Any party that receives support services must reimburse the other party for the necessary and reasonable direct and indirect costs of such services. The Support Services Agreement will also have an initial term of one year ending upon July 1, 2006. The Support Services Agreement shall continue thereafter unless terminated by either party with at least 60 days’ notice.

     The Company will file the License Agreement, the Manufacturing Agreement, the Cost Sharing Agreement and the Support Services Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and intends to seek confidential treatment for the material confidential terms of such agreements. The foregoing description is a summary and is therefore qualified in its entirety by reference to the complete text of the License Agreement, the Manufacturing Agreement, the Cost Sharing Agreement and the Support Services Agreement, respectively, when filed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION
Date: July 21, 2005	By:	/s/ Robert A. Stern
		Name:	Robert A. Stern
		Title:	Executive Vice President, Chief Financial
Officer and Secretary